Exhibit 10.29

CONSULTING AGREEMENT

THIS AGREEMENT made as of and to have effect from the 25th day of July, 2006

BETWEEN:

WENTWORTH ENERGY, INC., a company duly incorporated under the laws of the State of Oklahoma, having its principal place of business at Suite 1415, 115 West 7th Street, Fort Worth, Texas, 76102 (hereinafter called the "Company")

OF THE FIRST PART

AND:

GEORGE BARNES, of 1006 Anderson County Road 2212, Palestine, Texas, 75803 (hereinafter called the "Consultant")

OF THE SECOND PART

WHEREAS the Company is a reporting company whose common stock is quoted for trading on the OTC Bulletin Board; and

WHEREAS the Company wishes to engage the Consultant and the Consultant has agreed to be engaged by the Company on the terms and conditions hereinafter set forth.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and of the covenants and agreements hereinafter contained, the parties hereto have agreed as follows:

1.

DUTIES

1.01

The Company hereby engages Consultant to serve in the capacity described in paragraph 1.02 herein and accordingly the Consultant agrees that the consideration herein set forth will be in full and complete satisfaction for the Consultant's work and services, no matter how or when performed.  Consultant will perform his duties in a competent, efficient and satisfactory manner.  Consultant further agrees that at all times during the term of this agreement he will comply with all applicable local, state and federal laws, including any laws that become effective during the term of this agreement.  All duties of the Consultant hereunder shall be performable in or from Palestine, Texas.

1.02

During the term of this agreement, the Consultant will be responsible for all day-to-day East Texas oil and gas drilling and well completion operations of the Company, including, without restricting the generality of the foregoing:

a)

hiring, management and termination of drilling and well completion staff for the Company’s East Texas oil and gas operations,

b)

maintenance, purchase and disposal of the drilling and well completion equipment,

c)

location development, drilling operations and well completions, and

d)

such other duties as from time to time may reasonably be assigned to him by the Board of Directors of the Company.

1.03

In conducting its duties under this agreement, the Consultant will report to the President of the Company, or in his absence to the Company’s Chief Executive Officer and will act consistently with the Company’s directives and policies.

1.04

Consultant represents and warrants to the Company each of the following:

a)

he has the experience and ability to perform his duties required by this agreement;

b)

he will perform his duties in a professional, competent and timely manner;

CONSULTING AGREEMENT

c)

he has the legal capacity to enter into and perform this agreement;

d)

his performance under this agreement will not infringe upon the rights of any third party; and

e)

he is under no obligation to any other entity that in any way conflicts with this agreement.

2.

TERM

2.01

The effective date of this agreement is the date set out above and the engagement of the Consultant hereunder will from such date continue until terminated in accordance with the terms and provisions of this agreement, but in any case not later than July 25, 2009, unless extended by the parties in writing sixty (60) days prior to such date.

3.

REMUNERATION

3.01

The Consultant will faithfully, honestly and diligently provide services to the Company as set out herein in consideration of which the Company will pay the Consultant a monthly fee (the “Monthly Fee”) of:

a)

$11,800.00 prior to the first anniversary of the effective date of this agreement; and

b)

$17,250.00 following the first anniversary of the effective date of this agreement.

3.02

Each Monthly Fee will be payable by check to the Consultant not later than the last day of each calendar month at Consultant’s address set forth on the first page of this agreement, or at such other place as he may designate.  The Company will not deduct any employment taxes or any other sum from each instalment payment.  At the end of each calendar year in which payments are made to the Consultant, the Company will issue to the Consultant and the Internal Revenue Service (“IRS”) a Form 1099 and not a Form W-2.  If the IRS questions or challenges the Consultant’s status as an independent contractor of the Company, either during or after the term of this agreement, the party receiving such inquiry from the IRS will notify the other party, who will have the right to participate in any discussion or negotiation concerning this subject.

3.03

The Company will grant to the Consultant stock options (the “Stock Options”) to purchase 2,000,000 shares (the “Shares”) of the $0.001 par value common stock of the Company on such terms and conditions as approved by the Company's board of directors at a price of $1.50 per Share.  The Stock Options shall vest and may be exercised during the term of the Stock Options such that:

a)

one-twelfth (1/12) of the Stock Options will be exercisable as of and from the date of grant; and

b)

a further one-twelfth (1/12) of the Stock Options will be exercisable as of and from each three-month anniversary of the date of grant, until the date which is 33 months after the date of grant.

3.04

No provision of this agreement is intended to create, nor will it be deemed or construed to create, an employer-employee relationship or any relationship between the parties other than that in which Consultant is an independent contractor of the Company and not an employee, servant, agent, partner, joint venturer, ostensible or apparent agent, servant or borrowed agent of the Company.  Consultant will not receive the benefits that the Company provides to its employees, such as but not limited to worker’s compensation, unemployment compensation, medical insurance, life insurance, paid vacations, paid holidays, pension, profit sharing or payment of the Company’s portion of social security or Medicare tax.  Furthermore, Consultant is solely responsible for the payment or remittance of all deductions, taxes and assessments relating to this engagement, and agrees to save the Company harmless from, and indemnify the Company for, any and all liability therefrom.

4.

INDEMNIFICATION

4.01

During the term of this agreement and for a period of one year after the expiration or termination hereof, Consultant will indemnify the Company and its officers, directors, agents and employees, and hold them harmless, from and against any and all suits, actions, damages, claims or liability,

CONSULTING AGREEMENT

including all litigation and administrative law proceedings, court costs and reasonable attorneys’ fees for injury to any person or property incurred by the indemnified parties arising out of, or occasioned by, actions taken, or omitted to be taken, by the Consultant in breach of its obligations under this Agreement during the term of this agreement, net of insurance proceeds received by the Company therefor.

5.

AMENDMENT OF REMUNERATION PAYABLE

5.01

The remuneration payable to the Consultant may be altered from time to time during the term of this agreement by mutual agreement between the parties in writing, executed by the parties hereto.

6.

REIMBURSEMENT FOR EXPENSES

6.01

The Consultant will be reimbursed for all reasonable and documented out-of-pocket expenses incurred by the Consultant in or about the execution of the Company's engagement, PROVIDED THAT such expenses totalling more than $1,500.00 in any calendar month must be approved in advance by the Company in writing by facsimile or electronic mail.

7.

INTERRUPTION OF COMPANY'S BUSINESS

7.01

If during the term of this agreement the Company discontinues or interrupts the operations of its business for a period of sixty (60) days, then this agreement will automatically terminate without liability on the part of either of the parties hereto.  In this event, the Company will pay to the Consultant all sums owed to him as of the date of automatic termination.

8.

NOTICE

8.01

Any notice to be given under this agreement will be in writing and will be deemed to have been given if sent by telecopy or delivered or sent by prepaid registered post addressed to the respective addresses of the parties appearing on the first page of this agreement (or to such other address as one party provides to the other in a notice given according to this paragraph).  Where a notice is given by registered post, it shall be conclusively deemed to be given and received on the fifth day after its deposit in a post office at any place in United States or Canada.

9.

CONFIDENTIAL INFORMATION

9.01

The parties hereto acknowledge and agree that the Consultant by virtue of his engagement with the Company will have access to confidential and secret information and therefore the Consultant agrees that during the term of this agreement and for a period of one (1) year subsequent to its termination, for any reason whatsoever, he will not divulge or utilize to the detriment of the Company any such confidential or secret information so obtained.

10.

TERMINATION OF AGREEMENT

10.01

The Company may terminate this agreement in its entirety:

a)

without cause for any reason whatsoever at any time, by delivering to the Consultant notice of termination in writing and paying to the Consultant a severance fee as liquidated damages and in lieu of notice equal to the sum of all Monthly Fees otherwise payable under this agreement between the date of such termination and July 25, 2009; or

b)

with “cause” for termination, by delivering to the Consultant notice of termination in writing.  In this event, the Company will pay to the Consultant all sums owed to him as of such date.

10.02

The parties agree that for the purposes of paragraph 10.01 herein, “cause” shall mean:

a)

the conviction of, or the plea of nolo contendere by, the Consultant for any felony or other crime involving fraud;

b)

any breach by the Consultant of the provisions of paragraphs 1.04, 9 and 12 of this agreement;

c)

a violation of any law, government rule or government regulation, that is materially

CONSULTING AGREEMENT

injurious to the Company’s business or reputation, which violation is not cured within ten (10) days of written notice thereof;

d)

a material breach of the Company’s Code of Ethics and Business Conduct for the Officers, Directors and Employees as attached hereto as Schedule “A” and as amended by the Company from time to time, such amendments being provided to Consultant, which breach is not cured within ten (10) days of written notice thereof;

e)

a material breach of a representation or covenant contained in the Stock Purchase Agreement dated as of March 27, 2006, as amended, between the Consultant and the Company, which breach is not cured within ten (10) days of written notice thereof;

f)

a material breach of a representation or covenant contained in the Agreement of Purchase and Sale of the P. D. C. Ball Limited Partnership Mineral and Royalty Estate dated as of March 29, 2006 between the Company and Roboco Energy, Inc., a corporation owned in part by the Consultant, which breach is not cured within ten (10) days of written notice thereof; or

g)

any act or omission constituting a material dereliction of the performance obligations of the Consultant, which breach is not cured within ten (10) days of written notice thereof.

10.03

The Consultant hereby agrees that the notice referred to in paragraph 10.01 herein is sufficient notice, and that the Company will not be liable to pay any further monies, except such severance fees as specifically provided for in paragraph 10.01(a) herein, notwithstanding that such termination may be without cause.  The expression "any further monies" will include, without restricting the generality of the foregoing, additional fees, severance pay, bonuses, penalties and any or all other monies arising out of the engagement of the Consultant.  Any advance payment, or portion thereof, of fees provided for in paragraph 3.01 hereto shall be refunded forthwith by the Consultant to the Company.

10.04

In the event that the Consultant will at any time during the term hereof by reason of illness or mental or physical disability or incapacity be prevented from or incapable of performing the Consultant's duties hereunder, then the Consultant will be entitled to receive the Monthly Fees provided for herein at the rate hereinbefore provided for the period during which such incapacity will continue but not exceeding sixty (60) consecutive days and, if such incapacity will continue for a longer period, then the engagement of the Consultant may, at the option of the Company’s board of directors, be forthwith terminated, and the Consultant will not be entitled to any compensation from the Company in respect of such termination.

10.05

The rights and obligations contained in paragraphs 3.04, 4.01, 9.01, 12 and 13.04 hereto will survive any termination or expiration of this agreement.

10.06.  In the event of the termination of this agreement pursuant to any provision of Section 10, or in the event of the death of the Consultant during the term of this agreement, the Option to Purchase shares of common stock of the Company (the “Stock Option”) held by the Consultant shall become exercisable by the Consultant or the personal representative(s) of his estate, as the case may be, in the manner, to the extent and within the period(s) of time provided in the Consultant’s individual Stock Option agreement

10.07 Consultant reserve the right to terminate this agreement in the event Company fails to execute any Overriding Royalty Interest Deed earned by ROBOCO ENERGY, INC. and/or the current shareholders of BARNICO DRILLING, INC. in accordance with the terms of those certain Letter Agreements dated on or before the date hereof, executed on behalf of WENTWORTH ENERGY, INC. and ROBOCO ENERGY, INC. and by WENTWORTH ENERGY, INC. and shareholders of BARNICO DRILLING, INC.

11.

ARBITRATION

11.01

Any dispute arising out of, in connection with, or in relation to the interpretation, performance or breach of this agreement, shall be resolved by binding arbitration conducted in Palestine, Texas, administered by and in accordance with the then existing Streamlined Rules of Practice and

CONSULTING AGREEMENT

Procedure in Arbitration of J.A.M.S./ENDISPUTE, and any judgment upon any award rendered by the arbitrator may be entered by any state or federal court having jurisdiction thereof.  The prevailing party shall be awarded reasonable attorneys’ fees, expert and non-expert witness costs and expenses, and other costs and expenses incurred in connection with the arbitration unless the arbitrator, for good cause, determines otherwise.

12.

INDEPENDENT ACTIVITIES AND NON-COMPETITION

12.01

Except as expressly provided herein, the Consultant shall have the free and unrestricted right to independently engage in and receive the full benefit of any and all business endeavors of any sort whatsoever, whether or not competitive with the endeavors contemplated herein, without obtaining the Company’s prior written consent.  The Consultant shall not be under any fiduciary or other duty to the Company which will prevent him from engaging in or enjoying the benefits of competing endeavors.

12.02

Notwithstanding paragraph 12.01 hereto, the Consultant shall not, directly or indirectly, during the term of this agreement and for a period of one (1) year after its expiration or termination, anywhere in Texas that is east of Fort Worth:

a)

be a director, officer, consultant, employee or controlling owner of any corporation or other entity that owns or will own oil or gas interests, except such relationships or ownership interests that may exist on the effective date of this agreement and are listed in Schedule “B” hereto, without the prior written consent of the Company’s board of directors.  Where the Company’s board of directors has considered and declined to acquire a particular oil or gas interest, such consent shall be deemed to have been given; or

b)

accept work, enter into a contract, or accept any obligation, inconsistent or incompatible with the Consultant's obligations, or the scope of services under this agreement, except as otherwise approved in writing by the Company.  The Consultant warrants that there is no other contract or duty on the Consultant's part, which conflicts with or is inconsistent with this agreement.

12.03

The parties acknowledge and agree that the restrictions set forth in paragraph 12.02 are reasonable under the circumstances to protect the Company’s legitimate business interests and do not oppressively restrain the Consultant.  The Consultant acknowledges that a breach by the Consultant of such paragraph may cause the Company irreparable harm; therefore, the Company shall be entitled, in addition to any other right or remedy it may at law to seek injunctive relief against the Consultant.

12.04

The parties agree that the restrictions set forth and incorporated herein are reasonable in order to protect the Company.  If any such restrictions shall be deemed to be unenforceable by reason of the extent, duration, geographical scope or other provisions, then the parties contemplate that the court shall reduce such extent, duration, geographical scope or other provisions and enforce this agreement to the fullest extent in its reduced form for all purposes.

13.

MISCELLANEOUS

13.01

This agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

13.02  This agreement shall be governed by and construed in accordance with the laws of the State of Texas without respect to Texas’s choice of law rules.  The parties agree that any disagreements arising hereunder, including but not limited to claims for breach of contract or property damages, shall be under the exclusive jurisdiction of the state court of Anderson County, Texas.  Both parties irrevocably submit to jurisdiction of such court.

.

CONSULTING AGREEMENT

13.03

All rights and remedies of either party hereunder are cumulative and are in addition to, and shall not be deemed to exclude, any other right or remedy allowed by law.  All rights and remedies may be exercised concurrently.

13.04

The Consultant's obligations under this agreement are of a unique character that gives them particular value; breach of any of such obligations will result in irreparable and continuing damage to the Company or which there will be no adequate remedy at law, and, in the event of such breach, the Company will be entitled to injunctive relief and/or a decree for specific performance, and such other and further relief as may be proper, including but not limited to monetary damages.

13.05

To the extent that any provision herein is inconsistent with or in violation of any applicable law, rule or regulation, such provision shall be deemed modified so as to comply with such applicable law, rule or regulation, and shall not otherwise affect any other provisions of this agreement.  Any provision of this agreement that is invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining provisions of this agreement or affecting the validity or enforceability of that provision or of any of the other provisions of this agreement.

13.06

No condoning, excusing or waiver by any party hereto of any default, breach or non-observance by any other party hereto at any time or times in respect of any covenant, proviso or condition herein contained shall operate as a waiver of that party's rights hereunder in respect of any continuing or subsequent default, breach or non-observance, or so as to defeat or affect in any way the rights of that party in respect of any such continuing or subsequent default, breach or non-observance, and no waiver shall be inferred from or implied by anything done or omitted to be done by the party having those rights.

13.07

This agreement may not be modified or amended except by an instrument in writing signed by the parties hereto or by their successors or permitted assigns.

13.08

The titles of headings to the respective paragraphs of this agreement shall be regarded as having been used for reference and convenience only.

13.09

In this agreement a reference to currency means the currency of the United States of America.

13.10

Time shall be of the essence in this agreement.

13.11

This agreement may be executed in several parts in the same form and such parts as so executed will together constitute one original agreement, and such parts, if more than one, will be read together as if all the signing parties hereto had executed one copy of this agreement.

13.12

This agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements and understandings, oral or written, by and between any of the parties hereto with respect to the subject matter hereof.

13.13

This agreement may not be assigned by the Consultant.  The parties hereto agree that the Company may assign this agreement provided that the assignee shall, prior to such assignment:

a)

agree to be bound by the terms and conditions of this agreement as if it had been an original party thereto; and

b)

subject any further assignment of the interest acquired to the restrictions contained in this paragraph.

IN WITNESS WHEREOF the parties hereto have executed this agreement as of the day and year first above written.

CONSULTING AGREEMENT

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

CONSULTING AGREEMENT

WENTWORTH ENERGY, INC.,

an Oklahoma corporation

George Barnes

By:

Name:

John Punzo

Title:

Chief Executive Officer

[Seal]

CONSULTING AGREEMENT

Schedule “A”

Code of Ethics and Business Conduct

for the Officers, Directors and Employees of

Wentworth Energy, Inc.

1.

ETHICAL TREATMENT

The officers, directors and employees of Wentworth Energy, Inc. (the “Company”) are committed to honesty, just management, fairness, providing a safe and healthy environment free from the fear of retribution, and respecting the dignity due everyone.  For the communities in which we live and work, we are committed to observe sound environmental business practices and to act as concerned and responsible neighbors, reflecting all aspects of good citizenship.  For our shareholders, we are committed to pursuing sound growth and earnings objectives, and exercising prudence in the use of our assets and resources.  For our suppliers and partners, we are committed to fair competition and the sense of responsibility required of a good customer and teammate.

2.

PROMOTE A POSITIVE WORK ENVIRONMENT

All employees want and deserve a workplace where they feel respected, satisfied, and appreciated. We respect cultural diversity and will not tolerate harassment or discrimination of any kind –  especially involving race, color, religion, gender, age, national origin, disability or marital status.  Providing an environment that supports honesty, integrity, respect, trust, responsibility and citizenship permits us the opportunity to achieve excellence in our workplace.  While everyone who works for the Company must contribute to the creation and maintenance of such an environment, our executives and management personnel assume special responsibility for fostering a work environment that is free from the fear of retribution and will bring out the best in all of us. Supervisors must be careful in words and conduct to avoid placing, or seeming to place, pressure on subordinates that could cause them to deviate from acceptable ethical behavior.

3.

PROTECT YOURSELF, YOUR FELLOW EMPLOYEES AND THE ENVIRONMENT

We are committed to providing a safe and healthy work environment, and to observing environmentally-sound business practices.  We will strive, at a minimum, to do no harm and, where possible, to make the communities in which we work a better place to live.  Each of us is responsible for compliance with environmental, health and safety laws and regulations.

4.

KEEP ACCURATE AND COMPLETE RECORDS

We must maintain accurate and complete Company records.  Transactions between the Company and outside individuals and organizations must be promptly and accurately entered in our books in accordance with generally accepted accounting practices and principles.  No one should rationalize or even consider misrepresenting facts or falsifying records.  It will not be tolerated and will result in disciplinary action.

5.

OBEY THE LAW

We will conduct our business in accordance with all applicable laws and regulations.  Compliance with the law does not comprise our entire ethical responsibility.  Rather, it is a minimum, essential condition for performance of our duties.  In conducting business, we shall:

a)

ADHERE TO ALL ANTITRUST LAWS.  Officer, directors and employees must strictly adhere to all antitrust laws.  Such laws exist in the United States and in many other countries where the Company may conduct business.  These laws prohibit practices in restraint of trade such as price fixing and boycotting suppliers or customers.  They also bar pricing intended to run a competitor out of business; disparaging, misrepresenting, or harassing a competitor; stealing trade secrets; bribery; and kickbacks.

Schedule A

            b)                COMPLY WITH ALL SECURITIES LAWS.  In our role as a publicly-owned company, we must always be alert to and comply with the security laws and regulations of the United States and other countries.

            c)                DO NOT ENGAGE IN SPECULATIVE OR INSIDER TRADING.  Federal law and Company policy prohibits officers, directors and employees, directly or indirectly through their families or others, from purchasing or selling company stock while in the possession of material, non-public information concerning the Company.  This same prohibition applies to trading in the stock of other publicly held companies on the basis of material non-public information.  To avoid even the appearance of impropriety, Company policy also prohibits officers, directors and employees from trading options on the open market in Company stock under any circumstances.  Material non-public information is any information that could reasonably be expected to affect the price of a stock.  If an officer, director or employee is considering buying or selling a stock because of inside information they possess, they should assume that such information is material.  It is also important for the officer, director or employee to keep in mind that if any trade they make becomes the subject of an investigation by the government, the trade will be viewed after-the-fact with the benefit of hindsight.  Consequently, officers, directors and employees should always carefully consider how their trades would look from this perspective.  Two simple rules can help protect you in this area: (i) do not use nonpublic information for personal gain, and (ii) do not pass along such information to someone else who has no need to know.  This guidance also applies to the securities of other companies for which you receive information in the course of your employment with the Company.

            d)                BE TIMELY AND ACCURATE IN ALL PUBLIC REPORTS.  As a public company, the Company must be fair and accurate in all reports filed with the United States Securities and Exchange Commission.  Officers, directors and management of the Company are responsible for ensuring that all reports are filed in a timely manner and that they fairly present the financial condition and operating results of the Company.  Securities laws are vigorously enforced.  Violations may result in severe penalties including forced sales of parts of the business and significant fines against the Company.  There may also be sanctions against individual employees including substantial fines and prison sentences.  The principal executive officer and principal financial Officer will certify to the accuracy of reports filed with the SEC in accordance with the Sarbanes-Oxley Act of 2002.  Officers and Directors who knowingly or willingly make false certifications may be subject to criminal penalties or sanctions including fines and imprisonment.

6.    AVOID CONFLICTS OF INTEREST

Our officers, directors and employees have an obligation to give their complete loyalty to the best interests of the Company.  They should avoid any action that may involve, or may appear to involve, a conflict of interest with the Company.  Officers, directors and employees should not have any financial or other business relationships with suppliers, customers or competitors that might impair, or even appear to impair, the independence of any judgment they may need to make on behalf of the Company.  Some ways a conflict of interest could arise include, but are not limited to: employment by a competitor, or potential competitor, regardless of the nature of the employment, while employed by the Company; acceptance of gifts, payment, or services from those seeking to do business with the Company; placement of business with a firm owned or controlled by an officer, director or employee or his or her family; ownership of, or substantial interest in, a company that is a competitor, client or supplier; and seeking the services or advice of an accountant or attorney who has provided services to the Company.  Officers, directors and employees are under a continuing obligation to disclose any situation that presents the possibility of a conflict or disparity of interest between the officer, director or employee and the Company.  Disclosure of any potential conflict is the key to remaining in full compliance with this policy.

7.    COMPETE ETHICALLY AND FAIRLY FOR BUSINESS OPPORTUNITIES

We must comply with the laws and regulations that pertain to the acquisition of goods and services. We will compete fairly and ethically for all business opportunities.  In circumstances where there is reason to believe that the release or receipt of non-public information is unauthorized, do not attempt to obtain and do not accept such information from any source.  If you are involved in Company transactions, you must be certain that all statements, communications, and representations are accurate and truthful.

8.    AVOID ILLEGAL AND QUESTIONABLE GIFTS OR FAVORS

The sale and marketing of our products and services should always be free from even the perception that favorable treatment was sought, received, or given in exchange for the furnishing or receipt of business courtesies.  Officers, directors and employees of the Company will neither give nor accept business courtesies that constitute, or could be reasonably perceived to constitute, unfair business inducements or that would violate law, regulation or policies of the Company, or could cause embarrassment to or reflect negatively on the Company's reputation.

9.   MAINTAIN THE INTEGRITY OF REPRESENTATIVES

Business integrity is a key standard for the selection and retention of those who represent the Company.  Agents, representatives and consultants must certify their willingness to comply with the Company's policies and procedures, and must never be retained to circumvent our values and principles.  Paying bribes or kickbacks, engaging in industrial espionage, obtaining the proprietary data of a third party without authority, or gaining inside information or influence are just a few examples of what could give us an unfair competitive advantage and could result in violations of law.

10.    PROTECT PROPRIETARY INFORMATION

Proprietary Company information may not be disclosed to anyone without proper authorization. Keep proprietary documents protected and secure.  In the course of normal business activities, suppliers, customers and competitors may sometimes divulge to you information that is proprietary to their business.  Respect these confidences.

11.    OBTAIN AND USE COMPANY ASSETS WISELY

Personal use of Company property must always be in accordance with corporate policy.  Proper use of Company property, information resources, material, facilities and equipment is your responsibility.  Use and maintain these assets with the utmost care and respect, guarding against waste and abuse, and never borrow or remove Company property without management's permission.

12.    FOLLOW THE LAW AND USE COMMON SENSE IN POLITIC ACTIVITIES

The Company encourages its employees to become involved in civic affairs and to participate in the political process.  Employees must understand, however, that their involvement and participation must be on an individual basis, on their own time and at their own expense.  In the United States, federal law prohibits corporations from donating corporate funds, goods, or services, directly or indirectly, to candidates for federal offices - this includes employees' work time.  Local and state laws also govern political contributions and activities as they apply to their respective jurisdictions.

13.    BOARD COMMITTEES

The Company shall establish an audit committee empowered to enforce this Code of Ethics and Business Conduct.  The audit committee will report to the Board of Directors at least once each year regarding the general effectiveness of the Company's Code of Ethics and Business Conduct, the Company's controls and reporting procedures and the Company's business conduct.

14.    DISCIPLINARY MEASURES

The Company shall consistently enforce its Code of Ethics and Business Conduct through appropriate means of discipline.  Violations of the Code shall be promptly reported to the audit committee.  Pursuant to procedures adopted by it, the audit committee shall determine whether violations of the Code have occurred and, if so, shall determine the disciplinary measures to be taken against any employee or agent of the Company who has so violated the Code.  The disciplinary measures, which may be invoked at the discretion of the audit committee, include, but are not limited to, counseling, verbal or written reprimands, warnings, probation or suspension without pay, demotions, reductions in salary, termination of employment and restitution.  Persons subject to disciplinary measures shall include, in addition to the violator, others involved in the wrongdoing such as: (i) persons who fail to use reasonable care to detect a violation; (ii) persons who, if requested to divulge information, withhold material information regarding a violation; and (iii) supervisors who approve or condone the violations or attempt to retaliate against employees or agents for reporting violations or violators.

Schedule "B"

1.  Barnes Drilling and Exploration, Inc.

2.  Roboco Energy, Inc.

3.  Rock Bottom Oil, GP, L.L.C.

4.  Barnico Drilling, Inc.